Exhibit 99.1

LETTER OF TRANSMITTAL

with respect to the

Offer to Exchange All Outstanding

8 7/8% Senior Subordinated Notes due 2012

for

new 8 7/8% Senior Subordinated Notes due 2012

of

DOLLARAMA GROUP L.P.

(as co-issuer)

and

DOLLARAMA CORPORATION

(as co-issuer)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME,

ON                     , 2006

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated                     , 2006 (the “Prospectus”) of Dollarama Group L.P., a limited partnership formed under the laws of Québec, Canada, and Dollarama Corporation, a corporation organized under the laws of New Brunswick, Canada (together, the “Issuers”) with respect to the exchange offer of the Issuers set forth therein (the “Exchange Offer”). I understand that the exchange offer must be accepted on or prior to 5:00PM, New York City Time, on                     , 2006.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the 8 7/8% Senior Subordinated Notes due 2012 (the “Existing Notes”) held by you for the account of the undersigned.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$                                              of the 8 7/8% Senior Subordinated Notes due 2012

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF EXISTING NOTES TO BE TENDERED, IF ANY):

$

☐	NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) to the extent you are a resident of Canada, your principal residence is in the province of                          (FILL IN PROVINCE), (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”) in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer,” and (v) the undersigned is not an “affiliate,” as defined in Rule 405 under the Act, of the Issuers; (b) to agree, on behalf of the undersigned, as set forth in the Prospectus; and (c) to take such other action as necessary under the Prospectus to effect the valid tender of such Existing Notes.

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

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